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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement of First National Master Note Trust and First National Funding, LLC (Registration Numbers 333-140273) on Form S-3/A of our Reports of Independent Registered Public Accounting Firm dated March 28, 2008, relating to Management's Assertions on Compliance with Regulation AB Criteria for First National Bank of Omaha and First National Credit Card Center, Inc., appearing in the Annual Report on Form 10-K of First National Master Note Trust and First National Funding, LLC for the year ended December 31, 2007.


/s/ Deloitte & Touche LLP

March 28, 2008
Omaha, Nebraska